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                                                            EXHIBIT 99.1

                       FOR IMMEDIATE RELEASE

Contacts: Doug Johnson                       Christina Pandapas / Mark Nardone
          Aztec Technology Partners          PAN Communications, Inc.
          617/623-3100                       978/474-1900
          dougj@bscg.com                     cpandapas@pancomm.com



AZTEC TECHNOLOGY PARTNERS, INC. ANNOUNCES RESULTS FOR FISCAL YEAR 1998 AND THE FOURTH QUARTER

Boston MA - July 1, 1998 -

I.   FISCAL YEAR 1998 REVENUES UP 52%; PROFORMA OPERATING INCOME UP 29%

II.  YEAR TO YEAR QUARTERLY REVENUES UP 88%; PROFORMA OPERATING INCOME UP
     55%

III. COMMITMENT LETTER SIGNED FOR $140 MILLION CREDIT AND ACQUISITION FACILITY WITH BANKBOSTON

IV. LETTER OF INTENT EXECUTED TO ACQUIRE A PROFITABLE, $35 MILLION REVENUE, ENTERPRISE DESIGN/IMPLEMENTATION COMPANY

Aztec Technology Partners (NASDAQ: AZTC), a leading single-source provider of information technology business solutions, today announced year-end and fourth quarter results for the period ending April 25, 1998 For the fourth quarter ended April 25, 1998, revenues increased 88%, to $65.8 million, compared to fourth quarter fiscal year 1997 revenues of $35.0 million. Operating income before one-time charges, goodwill amortization and expenses relating to the spin-off (from Aztec's former parent USOP) for the same period was $4.7 million, compared to $3.0 million in 1997, a 55% increase.

The 1998 fourth quarter S,G&A expenses included $1.5 million relating to the spin-off from U.S. Office Products Company (USOP), consisting of operating management earnouts at newly acquired companies, bad debt reserves and duplicated corporate overhead. In addition to these S,G&A charges, the fourth quarter includes one-time charges of $1 million in strategic restructuring expenses allocated to the Company by USOP and $750,000 of expenses relating to the Company's spin-off.

For the fiscal year ended April 25, 1998, revenues increased 52%, to $208.3 million, compared to revenues of $136.3 million for fiscal year 1997. Proforma revenues for the fiscal year were $256.9 million, based on Aztec owning all 10 operating companies for the entire year. Operating income, for the fiscal year, before the one-time charges mentioned above, was $16.3 million, compared to $12.6 million for fiscal year 1997.

In other news, Aztec also announced the signing of a letter of intent for the acquisition, for $54 million, of a highly profitable, $35 million revenue, Midwest based

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enterprise design and implementation company with earnings margins before interest and taxes in the high teens. Aztec also confirmed that it had signed a commitment letter for a credit and acquisition facility with BankBoston for $140 million (see releases dated July 1, 1998).

"We witnessed exceptional revenue growth for the year and remain very enthusiastic about the rapid evolution of the IT services market," said Jim Claypoole, Chairman and CEO of the Company. "I am particularly enthused by the successful results of the Aztec cross selling initiative. As we continue to grow by targeted acquisition and internal development, we are well positioned to become the single source provider of the seamless design, delivery and implementation of IT solutions that consistently meet our clients' strategic business needs."

"The Company completed the spin-off from USOP in a solid financial position," said Doug Johnson, Executive Vice President and CFO of the Company. "I am pleased to get the expenses related to the spin-off from USOP behind us in the fourth quarter. The cash flow from our existing 10 operating companies, along with the recently announced $140 million credit facility from BankBoston, provides us with the necessary capital to execute our growth strategy."

During all of fiscal year 1998, Aztec operated as the technology solutions division of U.S. Office Products Company, one of the country's fastest growing suppliers of office products and furniture. The Company was spun-off from USOP on June 9, 1998 as part of USOP's strategic restructuring plan, which included the spin-off of three other USOP divisions.

Aztec Technology Partners is a single-source provider of a broad range of information technology business solutions. Aztec currently consists of 10 companies that have been in business for an average of more than 15 years and have a track record of superior client service. These companies offer complementary IT solutions which allow Aztec to be a 'one-stop' IT solutions provider with exceptional personalized services. Aztec's primary focus is the midmarket sector, as well as Fortune 1000 companies, in a wide range of industries such as: communications, health care, financial services, government, manufacturing, pharmaceuticals, professional services and technology. The company has offices in 10 states and employs more than 1100 people. The company is publicly traded on the NASDAQ National Market under the symbol AZTC.

This press release contains "forward-looking statements," within the meaning of federal securities laws, that involve risks and uncertainties. All statements herein, other than those consisting solely of historical facts, that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including such things as business strategy, measures to implement strategy, competitive strengths, goals, references to future success and other events, may be forward-looking statements. Statements herein are based on certain assumptions and analyses by the Company in light of its experience and its perception of historical trends, current conditions and potential future developments, as well as other factors it

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believes are appropriate in the circumstances. However, whether actual results, events and developments will conform with the Company's expectations is subject to a number of risks and uncertainties and important factors could cause actual results, events and developments to differ materially from those referenced in, contemplated by or underlying any forward-looking statements herein, including, among others, the continued development and viability of the Company's operations, the Company's ability to manage its growth, the impact of industry and economic conditions, competition and other factors, many of which are beyond the control of the Company. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized.

The following financial data summarizes Aztec Technology Partners financial results for the fourth quarter and year ended April 25, 1998.


                      Aztec Technology Partners, Inc.
                    Consolidated Statement of Operations
                    (In thousands, except per share data)


                                              Three Months Ended             Fiscal Year Ended       Pro Forma Results
                                              ------------------             -----------------       -----------------
                                                                                                        Fiscal Year
                                             April 25,    April 26,       April 25,     April 26,          Ended
                                               1998         1997            1998          1997         April 25, 1998
                                            -----------  -----------    -----------   ------------   -----------------
                                            (Unaudited)  (Unaudited)                                     (Unaudited)

Revenues                                       $65,829      $34,983        $208,341       $136,278            $256,903
Cost of revenues                                50,422       26,080         158,317        102,129             192,053
                                            ----------    ---------      ----------      ---------           ---------
 Gross profit                                   15,407        8,903          50,024         34,149              64,850

S, G & A expenses                               12,234(1)     5,888          35,185(1)      21,525              43,470(1)
Amortization expense                               426                          840                              1,704
                                            ----------    ---------      ----------      ---------           ---------
 Opening income before one-time charges          2,747        3,015          13,999         12,624              19,676

One-time charges:
 Non-recurring acquisition costs                                368                          2,274
 Strategic restructuring plan                    1,750                        1,750
                                            ----------    ---------      ----------      ---------
  Operating income after one-time charges          997        2,647          12,249         10,350              19,676

Interest expense and other                          (9)        (272)            (21)           103                 118
                                            ----------    ---------      ----------      ---------           ---------

Income before provision for income taxes         1,006        2,919          12,270         10,247              19,558
Provision for income taxes                       1,105        1,753           5,797(2)       3,524               8,639
                                            ----------    ---------      ----------      ---------           ---------
Net income                                     $   (99)     $ 1,166        $  6,473       $  6,723            $ 10,919
                                            ----------    ---------      ----------      ---------           ---------
                                            ----------    ---------      ----------      ---------           ---------
Operating income before one-time
 charges, goodwill and spin-off expenses       $ 4,673      $ 3,015        $ 16,339       $ 12,624            $ 22,880

EPS before one-time charges:
 Net income before one-time charges            $ 1,321      $ 1,534        $  7,893       $  8,997            $ 10,919
 Basic EPS before one-time charges             $  0.05      $  0.08        $   0.33       $   0.50            $   0.50
 Diluted EPS before one-time charges           $  0.05      $  0.07        $   0.32       $   0.49            $   0.50

GAAP earnings per share:
 Basic                                         $ (0.00)     $  0.06        $   0.27       $   0.37            $   0.50
 Diluted                                       $ (0.00)     $  0.06        $   0.27       $   0.37            $   0.50

Weighted average shares outstanding:
 Basic EPS data                                 26,770       20,433          23,911         18,005              21,938
 Diluted EPS data                               27,211       20,714          24,385         18,352              21,938


(1) The 1998 fourth quarter S, G & A expenses include $1.5 million relating to the spin-off of operating management earnouts at acquired companies, bad debt reserves and duplicated corporate overhead.
(2) The effective tax rate for fiscal year 1998 was 47% compared to 34% in fiscal year 1997 due to the non-deductibility of goodwill and $1 million of strategic restructuring expenses.